Exhibit 99.1

e.l.f. Beauty Announces Third Quarter Fiscal 2024 Results
– Delivered 85% Net Sales Growth –

– e.l.f. Cosmetics Gained 305 Basis Points of Market Share –

– Raises Fiscal 2024 Outlook –
OAKLAND, California; February 6, 2024 — e.l.f. Beauty (NYSE: ELF) today announced results for the three and nine months ended December 31, 2023.
“Our vision is to create a different kind of beauty company and you can see that in the exceptional, consistent, category-leading growth we’ve delivered,” said Tarang Amin, e.l.f. Beauty’s Chairman and Chief Executive Officer. “In Q3, we grew net sales by 85% and market share by 305 basis points, marking our 20th consecutive quarter of growth in each. I’m extremely proud of our team and the progress we continue to make across color cosmetics, skin care and internationally.”
Three Months Ended December 31, 2023 Results
For the three months ended December 31, 2023, compared to the three months ended December 31, 2022:
•Net sales increased 85% to $270.9 million, primarily driven by strength in both retailer and e-commerce channels.
•Gross margin increased approximately 350 basis points to 71%, primarily driven by favorable foreign exchange impacts, improved transportation costs, cost savings and mix.
•Selling, general and administrative (“SG&A”) expenses increased $84.7 million to $160.1 million, or 59% of net sales. Adjusted SG&A (SG&A excluding the items identified in the reconciliation table below) increased $79.1 million to $147.3 million, or 54% of net sales. The increase in SG&A dollars was primarily due to an increase in marketing and digital spend, compensation and benefits, operations costs, retail fixturing and visual merchandising costs, depreciation and amortization and professional fees.
•Net income was $26.9 million on a GAAP basis. Adjusted net income (net income excluding the items identified in the reconciliation table below) was $42.9 million.
•Diluted earnings per share were $0.46 on a GAAP basis. Adjusted diluted earnings per share (diluted earnings per share calculated with adjusted net income excluding the items identified in the reconciliation table below) were $0.74.
•Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) was $59.1 million, or 22% of net sales, up 61% year over year.
Nine Months Ended December 31, 2023 Results
For the nine months ended December 31, 2023, compared to the nine months ended December 31, 2022:
•Net sales increased 80% to $702.8 million, primarily driven by strength in both retailer and e-commerce channels.

•Gross margin increased approximately 400 basis points to 71%, primarily driven by favorable foreign exchange impacts, cost savings and mix, improved transportation costs, and lower inventory adjustments, partially offset by costs associated with retailer activity and space expansion.
•SG&A increased $163.1 million to $364.2 million, or 52% of net sales. Adjusted SG&A increased $150.2 million to $329.5 million, or 47% of net sales. The increase in SG&A dollars was primarily due to an increase in marketing and digital spend, compensation and benefits, operations costs, retail fixturing and visual merchandising costs, depreciation and amortization and professional fees.
•Net income was $113.1 million on a GAAP basis. Adjusted net income was $152.9 million.
•Diluted earnings per share were $1.97 on a GAAP basis. Adjusted diluted earnings per share were $2.66.
•Adjusted EBITDA was $193.8 million, or 28% of net sales, up 103% year over year.
Balance Sheet
As of December 31, 2023, the Company had $72.7 million in cash and cash equivalents and $164.4 million of long-term debt and finance lease obligations, as compared to $87.0 million in cash and cash equivalents and $62.2 million of long-term debt and finance lease obligations as of December 31, 2022.
Naturium Acquisition
On October 4, 2023, the Company closed the acquisition of Naturium, a fast-growing, high performance skin care brand, for $333.0 million in a combination of cash and Company stock. The acquisition furthers the Company’s mission to make the best of beauty accessible to every eye, lip, face and skin concern.
Updated Fiscal 2024 Outlook
The Company is providing the following updated outlook for fiscal 2024. The updated outlook for fiscal 2024 reflects an expected 69-71% year-over-year increase in net sales, as compared to an expected 55-57% increase previously.

	Updated Fiscal 2024 Outlook	Previous Fiscal 2024 Outlook
Net sales	$980-990 million	$896-906 million
Adjusted EBITDA	$218-220 million	$197-200 million
Adjusted effective tax rate	14%	17-18%
Adjusted net income	$164-166 million	$144-146 million
Adjusted diluted earnings per share	$2.84-2.87	$2.47-2.50
Fiscal year ending diluted shares outstanding	58 million	58 million
Webcast Details
The Company will hold a webcast to discuss the results from its third quarter fiscal 2024 today, February 6, 2024, at 4:30 p.m. Eastern Time. The webcast will be broadcast live at https://investor.elfbeauty.com/news-and-events/events-and-presentations. For those unable to listen to the live broadcast, an archived version will be available at the same location.

About e.l.f. Beauty
e.l.f. Beauty, Inc. builds brands designed to disrupt norms, shape culture and connect communities through positivity, inclusivity and accessibility. A digitally disruptive brand from the start, we launched in 2004 selling premium-quality makeup for $1 online. Today, we have five visionary, purpose-driven brands, all of which make the best of beauty accessible to every eye, lip, face and skin concern. Our brand portfolio includes e.l.f. Cosmetics, e.l.f. SKIN, Naturium, Well People and Keys Soulcare. With a focus on clean, cruelty free and vegan products, we are also the first beauty company with a Fair Trade™ certified manufacturing facility. e.l.f. Beauty brands are sold online and at leading beauty, mass market, and specialty retailers in the U.S. and internationally.
Learn more at https://www.elfbeauty.com/

Note Regarding non-GAAP Financial Measures

This press release includes references to non-GAAP measures, including adjusted EBITDA, adjusted SG&A, adjusted net income and adjusted diluted earnings per share. The Company presents these non-GAAP measures because its management uses them as supplemental measures in assessing its operating performance, and believes they are helpful to investors, securities analysts and other interested parties in evaluating the Company’s performance. The non-GAAP measures included in this press release are not measurements of financial performance under GAAP and they should not be considered as alternatives to or substitutes for measures of performance derived in accordance with GAAP. In addition, these non-GAAP measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These non-GAAP measures have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. The Company’s definitions and calculations of these non-GAAP measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.
Adjusted EBITDA excludes expense or income related to stock-based compensation, impairment of equity investment, loss on extinguishment of debt and other non-cash and non-recurring items. Such other non-cash or non-recurring items include amortization of internal-use software costs related to cloud applications, costs related to the acquisition of Naturium, and cloud computing ERP implementation costs.
Adjusted SG&A excludes expense related to stock-based compensation and other non-recurring items. Such other non-recurring items includes other non-recurring cloud computing ERP implementation costs and costs related to the acquisition of Naturium.
Adjusted effective tax rate is the tax rate when excluding the pre-tax impact of expense or income related to stock-based compensation, other non-cash and non-recurring items, impairment of equity investment, loss on extinguishment of debt, amortization of acquired intangible assets, as well as the related tax impact for these items, calculated utilizing the statutory rate for where the impact was incurred.
Adjusted net income excludes expense or income related to stock-based compensation, other non-recurring items, impairment of equity investment, loss on extinguishment of debt, amortization of acquired intangible assets and the tax impact of the foregoing adjustments. Such other non-recurring items, which include other non-recurring cloud computing ERP implementation costs and costs related to the acquisition of Naturium.
With respect to the Company’s expectations under “Updated Fiscal 2024 Outlook” above, the Company is not able to provide a quantitative reconciliation of the adjusted EBITDA, adjusted net income and adjusted diluted earnings per share guidance non-GAAP measures to the corresponding net income and diluted earnings per share GAAP measures without unreasonable efforts. The Company cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including those statements relating to the Company's outlook for fiscal 2024 under “Updated Fiscal 2024 Outlook” above. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward looking statements include, among other things, the risks and uncertainties that are described in the Company's most recent Annual Report on Form 10-K, as updated from time to time in the Company's SEC filings, as well as the Company’s ability to effectively compete with other beauty companies; the Company’s ability to successfully introduce new products; the Company's ability to successfully address any difficulties and challenges encountered in connection with its acquisition of Naturium, including the integration of Naturium's business with the Company's business; the Company’s ability to attract new retail customers and/or expand business with its existing retail customers; the Company’s ability to optimize shelf space at its key retail customers; the loss of any of the Company’s key retail customers or if the general business performance of its key retail customers declines; and the Company’s ability to effectively manage its SG&A and other expenses. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investors:	Media:
KC Katten	Melinda Fried
VP, Corporate Development & Investor Relations, e.l.f. Beauty kkatten@elfbeauty.com	Head of Corporate Communications, e.l.f. Beauty mfried@elfbeauty.com

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of operations
(unaudited)
(in thousands, except share and per share data)

	Three months ended December 31,		Nine months ended December 31,
	2023	2022	2023	2022
Net sales	$270,943	$146,537	$702,789	$391,487
Cost of sales	78,986	47,812	205,895	130,217
Gross profit	191,957	98,725	496,894	261,270
Selling, general and administrative expenses	160,121	75,434	364,246	201,172
Operating income	31,836	23,291	132,648	60,098
Other income (expense), net	2,565	730	1,902	(2,195)
Impairment of equity investment	—	—	(1,720)	—
Interest expense, net	(3,985)	(463)	(3,021)	(1,912)
Loss on extinguishment of debt	—	(176)	—	(176)
Income before provision for income taxes	30,416	23,382	129,809	55,815
Income tax provision	(3,528)	(4,277)	(16,673)	(10,531)
Net income	$26,888	$19,105	$113,136	$45,284

Net income per share:
Basic	$0.49	$0.36	$2.08	$0.87
Diluted	$0.46	$0.34	$1.97	$0.82
Weighted average shares outstanding:
Basic	55,140,887	52,707,406	54,503,518	52,239,761
Diluted	58,030,115	55,840,137	57,550,094	54,906,065

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated balance sheets
(unaudited)
(in thousands, except share and per share data)

	December 31, 2023	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$72,705	$120,778	$87,021
Accounts receivable, net	121,061	67,928	66,237
Inventory, net	204,504	81,323	81,250
Prepaid expenses and other current assets	56,630	33,296	28,382
Total current assets	454,900	303,325	262,890
Property and equipment, net	12,805	7,874	8,726
Intangible assets, net	230,658	78,041	80,071
Goodwill	340,165	171,620	171,620
Investments	1,155	2,875	2,875
Other assets	68,601	31,866	29,743
Total assets	$1,108,284	$595,601	$555,925

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$100,394	$5,575	$5,690
Accounts payable	72,917	31,427	32,049
Accrued expenses and other current liabilities	129,628	70,974	49,798
Total current liabilities	302,939	107,976	87,537
Long-term debt and finance lease obligations	164,403	60,881	62,177
Deferred tax liabilities	4,281	3,742	7,783
Long-term operating lease obligations	21,720	11,201	12,329
Other long-term liabilities	717	784	795
Total liabilities	494,060	184,584	170,621

Stockholders' equity:
Common stock, par value of $0.01 per share; 250,000,000 shares authorized as of December 31, 2023, March 31, 2023 and December 31, 2022; 55,412,234, 53,770,482 and 53,165,462 shares issued and outstanding as of December 31, 2023, March 31, 2023 and December 31, 2022, respectively	553	535	528
Additional paid-in capital	922,592	832,481	823,021
Accumulated other comprehensive loss	(58)	—	—
Accumulated deficit	(308,863)	(421,999)	(438,245)
Total stockholders' equity	614,224	411,017	385,304
Total liabilities and stockholders' equity	$1,108,284	$595,601	$555,925

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of cash flows
(unaudited)
(in thousands)

		Nine months ended December 31,
		2023	2022
Cash flows from operating activities:
Net income		$113,136	$45,284
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization		24,247	16,496
Stock-based compensation expense		29,459	21,833
Amortization of debt issuance costs and discount on debt		290	271
Deferred income taxes		(1,684)	(1,819)
Impairment of equity investment		1,720	—
Acquisition-related seller expenses		(10,549)	—
Loss on extinguishment of debt	—	—	176
Other, net		27	(1)
Changes in operating assets and liabilities:
Accounts receivable		(45,878)	(20,620)
Inventory		(106,898)	3,248
Prepaid expenses and other assets		(50,696)	(15,223)
Accounts payable and accrued expenses		84,733	22,610
Other liabilities		(3,768)	(3,254)
Net cash provided by operating activities		34,139	69,001

Cash flows from investing activities:
Acquisition, net of cash acquired		(274,973)	—
Purchase of property and equipment		(5,984)	(1,647)
Net cash used in investing activities		(280,957)	(1,647)

Cash flows from financing activities:
Proceeds from revolving line of credit		89,500	—
Proceeds from long-term debt		115,000	—
Repayment of long-term debt		(5,188)	(28,750)
Debt issuance costs paid		(665)	—
Cash received from issuance of common stock		2,893	5,652
Other, net		(489)	(588)
Net cash provided by (used in) financing activities		201,051	(23,686)

Effect of exchange rate changes on cash and cash equivalents		(56)	—

Net (decrease) increase in cash, cash equivalents and restricted cash		(45,823)	43,668
Cash, cash equivalents and restricted cash - beginning of period		120,778	43,353
Cash, cash equivalents and restricted cash - end of period		$74,955	$87,021

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted EBITDA
(unaudited)
(in thousands)

	Three months ended December 31,		Nine months ended December 31,
	2023	2022	2023	2022
Net income	$26,888	$19,105	$113,136	$45,284
Interest expense, net	3,985	463	3,021	1,912
Income tax provision	3,528	4,277	16,673	10,531
Depreciation and amortization	10,272	4,386	20,445	13,399
EBITDA	$44,673	$28,231	$153,275	$71,126
Stock-based compensation	11,042	7,257	29,459	21,833
Impairment of equity investment (a)	—	—	1,720	—
Loss on extinguishment of debt (b)	—	176	—	176
Other non-cash and non-recurring items (c)	3,378	938	9,357	2,403
Adjusted EBITDA	$59,093	$36,602	$193,811	$95,538

(a) Represents an impairment of equity investment recorded during the nine months ended December 31, 2023.
(b) Loss on extinguishment of debt includes the write-off of existing debt issuance costs and certain fees paid related to the amended credit agreement.
(c) Represents other non-cash or non-recurring items, which include amortization of internal-use software costs related to cloud applications, costs related to the acquisition of Naturium, and cloud computing ERP implementation costs.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP SG&A to non-GAAP adjusted SG&A
(unaudited)
(in thousands)

	Three months ended December 31,		Nine months ended December 31,
	2023	2022	2023	2022
Selling, general and administrative expenses	$160,121	$75,434	$364,246	$201,172
Stock-based compensation	(11,051)	(7,239)	(29,464)	(21,810)
Other non-recurring items (a)	(1,726)	—	(5,267)	—
Adjusted selling, general and administrative expenses	$147,344	$68,195	$329,515	$179,362

(a) Represents other non-recurring cloud computing ERP implementation costs and costs related to the acquisition of
Naturium.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted net income
(unaudited)
(in thousands, except share and per share data)

	Three months ended December 31,		Nine months ended December 31,
	2023	2022	2023	2022
Net income	$26,888	$19,105	$113,136	$45,284
Stock-based compensation	11,042	7,257	29,459	21,833
Other non-recurring items (a)	2,056	—	5,597	—
Impairment of equity investment (b)	—	—	1,720	—
Loss on extinguishment of debt (c)	—	176	—	176
Amortization of acquired intangible assets (d)	6,128	2,031	10,183	6,093
Tax Impact (e)	(3,219)	(1,767)	(7,174)	(5,402)
Adjusted net income	$42,895	$26,802	$152,921	$67,984

Weighted average number of shares outstanding – diluted	58,030,115	55,840,137	57,550,094	54,906,065
Adjusted diluted earnings per share	$0.74	$0.48	$2.66	$1.24

(a) Represents other non-recurring cloud computing ERP implementation costs and costs related to the acquisition of
Naturium.
(b) Represents an impairment of equity investment recorded during the nine months ended December 31, 2023.
(c) Loss on extinguishment of debt includes the write-off of existing debt issuance costs and certain fees paid related to the amended credit agreement.
(d) Represents amortization expense of acquired intangible assets consisting of customer relationships and trademarks.
(e) Represents the tax impact of the above adjustments.